Exhibit 10.1
ZIMMER, INC. MONITOR AGREEMENT
          This Zimmer, Inc. Monitor Agreement (this “Agreement”), dated October 25, 2007, is entered into between Zimmer, Inc. (“Zimmer”), a Delaware corporation, pursuant to the authority granted by the Board of Directors of its parent company, Zimmer Holdings, Inc. (“Zimmer Holdings”) and The Ashcroft Group Consulting Services, LLC (“AGCS”), which includes consultants, advisors, and other professionals who are employed by AGCS or who are contract employees of AGCS and whom, in its sole discretion, AGCS determines are necessary to fulfill the terms of this Agreement (collectively “AGCS” or “Monitor”).
RECITALS
          WHEREAS, Zimmer and the United States Attorney’s Office for the District of New Jersey (the “Office”) entered into a deferred prosecution agreement, dated September 27, 2007 (“Deferred Prosecution Agreement”), which is incorporated herein and attached hereto as Exhibit A;
          WHEREAS, Zimmer desires to retain AGCS, chaired by John D. Ashcroft, to act as the Monitor under the terms of the Deferred Prosecution Agreement;
          WHEREAS, AGCS has agreed to act as the Monitor in accordance with the Deferred Prosecution Agreement and this Agreement;
          WHEREAS, the Board of Directors and management of Zimmer recognize the responsibility the Monitor has in monitoring the Deferred Prosecution Agreement and that this responsibility has been placed upon it by the Office to ensure that the terms of the Deferred Prosecution Agreement are fully complied with.
          NOW, THEREFORE, in consideration of the foregoing, and the respective agreements set forth herein, and intended to be legally bound hereby, Zimmer and the Monitor hereby agree as follows:
ARTICLE I
APPOINTMENT AND TERM OF THE MONITOR
          Section 1.1. Appointment as Monitor. Zimmer hereby retains the Monitor to perform all of the powers and responsibilities of the Monitor as set forth in the Deferred Prosecution Agreement and as set forth in this Agreement.
          Section 1.2. No Client Relationship. As a result of the appointment of the Monitor under the Deferred Prosecution Agreement, and by this express Agreement, no client relationship will be formed between the Monitor and Zimmer. The Monitor is not a law firm, although the Monitor will employ legal counsel solely to provide it advice and counsel in order to fulfill its duties under the Deferred Prosecution Agreement. The Monitor asserts that communications between the Monitor and its counsel regarding legal advice to the Monitor are privileged and confidential.

          In addition, the Monitor will perform its duties and responsibilities under the terms of the Deferred Prosecution Agreement and at the direction of the Office. The Office has indicated both to the Monitor and Zimmer that the Office intends to rely on oral and written representations made to the Monitor by Zimmer and by Zimmer’s employees and agents. Notwithstanding the previous terms of this paragraph, the Monitor shall at all times be an independent contractor of Zimmer, and no client, contractor, agent, or other relationship shall be formed between the Monitor and the Office or any other agency or department of the United States.
          Section 1.3. Term, This Agreement shall be for a term commencing on the date the Deferred Prosecution Agreement becomes effective and ending on the date of the Monitor’s submission of the final report to the Office, or on such earlier date as the Office may determine that the Monitor shall no longer serve as “Monitor” under the Deferred Prosecution Agreement. The Monitor may terminate this Agreement at any time by providing thirty (30) days prior written notice to the General Counsel of Zimmer. Zimmer may not terminate this Agreement.
ARTICLE II
POWERS AND RESPONSIBILITIES OF THE MONITOR
          Zimmer and the Monitor agree that the Monitor shall have all of the powers and responsibilities set forth in the Deferred Prosecution Agreement, which is incorporated herein and attached hereto as Exhibit A.
ARTICLE III
ADVISORS AND COMPENSATION
          Section 3.1. Advisors. The Monitor may determine it is necessary to engage other consultants, accountants, or professionals who are not employees or contract employees of AGCS (the Monitor). Under these circumstances, the Monitor will separately retain these consultants, accountants, or professionals pursuant to Section 19(d) of the Deferred Prosecution Agreement.
          Section 3.2. Monitor’s Compensation. The Monitor and all professionals engaged shall be reasonably compensated by Zimmer for its work on this engagement pursuant to the terms and provisions negotiated and agreed upon between the Monitor and Zimmer in the Agreement Regarding Fees and Reimbursements executed contemporaneous herewith. The Monitor will submit estimated budgets and invoices for fees and reimbursements to Zimmer as set forth in the Agreement Regarding Fees and Reimbursements. John D. Ashcroft may have a financial interest in some of the professional or consulting groups retained.
          Section 3.3. Reimbursement for Other Professionals. In addition to any fees, costs, and reimbursable expenses payable to the Monitor and all professionals employed or engaged by AGCS or the Ashcroft Law Firm, LLC under this Agreement, Zimmer agrees to reimburse and/or advance the Monitor for all out-of-pocket expenses incurred in connection with this engagement under this Agreement, including reasonable fees and disbursements to professionals engaged by AGCS or the Ashcroft Law Firm, LLC.

          Section 3.4. Reimbursable Expenses. Zimmer agrees to reimburse and/or advance the Monitor for all out-of-pocket expenses reasonably incurred in performing the duties and responsibilities under this Agreement. Such reimbursable expenses include transportation expenses, including both commercial and private aircraft transportation, as well as travel, lodging, meals, telephone, and all other necessary expenses.
ARTICLE IV
INDEMNIFICATION
          Zimmer and Zimmer Holdings agree to indemnify the Monitor against any and all losses, claims, damages and liabilities, joint or several, to which the Monitor may become subject under any applicable Federal or state law, or otherwise, and related to or arising out of the engagement of the Monitor pursuant to, and the performance by the Monitor of the services contemplated by, this Agreement and will reimburse and/or advance the Monitor for all reasonable expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not the Monitor is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of Zimmer or Zimmer Holdings. Zimmer and Zimmer Holdings also agree that the Monitor shall have no liability (whether direct or indirect, in contract or tort or otherwise) to Zimmer or Zimmer Holdings or their security holders or creditors related to or arising out of the engagement of the Monitor pursuant to, or the performance by the Monitor of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from the Monitor’s bad faith or gross negligence.
          Zimmer and Zimmer Holdings agree that, without the Monitor’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision in this Agreement (where the Monitor is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Monitor from all liability arising out of such claim, action or proceeding.
          In the event that the Monitor is requested or required to appear as a witness in any action brought by or on behalf of or against Zimmer, Zimmer Holdings, or any Zimmer affiliate in which the Monitor is not named as a defendant, Zimmer and Zimmer Holdings agree to reimburse and advance the Monitor for all reasonable expenses incurred by it in connection with the Monitor’s appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its outside legal counsel, and to compensate the Monitor commensurate with the Agreement Regarding Fees and Reimbursements.
          Zimmer’s and Zimmer Holding’s obligations under Article IV will survive any termination of this Agreement.
          The indemnification set forth in Article IV shall apply to all professionals and consultants engaged by AGCS or the Ashcroft Law Firm, LLC.

ARTICLE V
MISCELLANEOUS
          Section 5.1. Waiver, Amendment etc. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.
          Section 5.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri applicable to contracts executed in and to be performed in that state.
          Section 5.3. Assignment. The Monitor may at its sole discretion assign this Agreement to the Ashcroft Law Firm, LLC.
          Section 5.4. Controlling Agreement. Nothing in this Agreement shall be construed to alter, change, or amend the Deferred Prosecution Agreement.
          IN WITNESS THEREOF, Zimmer and the Monitor have executed this Agreement as of the date first written above.

THE ASHCROFT GROUP CONSULTING SERVICES, LLC
By:	/s/ Stacy W. Taylor
	Name:	Stacy W. Taylor
	Title:	President

ZIMMER HOLDINGS, INC., parent company of ZIMMER, INC.
By:	/s/ Chad F. Phipps
	Name:	Chad F. Phipps
	Title:	SVP, General Counsel & Secretary

EXHIBIT A
Deferred Prosecution Agreement

AGREEMENT REGARDING FEES AND REIMBURSEMENTS
          This Agreement, dated October 25, 2007, is entered into between Zimmer, Inc. (“Zimmer”), a Delaware corporation, pursuant to the authority granted by the Board of Directors of its parent company, Zimmer Holdings, Inc. (“Zimmer Holdings”), and The Ashcroft Group Consulting Services, LLC (“AGCS”).
          WHEREAS, Zimmer and the United States Attorney’s Office for the District of New Jersey entered into a Deferred Prosecution Agreement, dated September 27, 2007;
          WHEREAS, Zimmer and AGCS entered into the Zimmer, Inc. Monitor Agreement (the “Monitor Agreement”), dated October 25, 2007, which specifically references this Agreement;
          WHEREAS, pursuant to the terms and provisions of the Monitor Agreement, Zimmer and AGCS negotiated and agreed that AGCS shall be reasonably compensated by Zimmer for its work in performing the duties and responsibilities set forth in the Deferred Prosecution Agreement;
          WHEREAS, pursuant to the terms and provisions of the Monitor Agreement, Zimmer and AGCS negotiated and agreed that AGCS shall be paid reasonable fees and shall be reimbursed and/or advanced for all expenses incurred in connection with performing the duties and responsibilities set forth in the Deferred Prosecution Agreement, including reasonable fees and disbursements to professionals and advisors employed by or affiliated with AGCS, and outside professionals and advisors not affiliated with AGCS;
          WHEREAS, pursuant to the terms and provisions of the Monitor Agreement, Zimmer and AGCS negotiated and agreed that AGCS shall be reimbursed and/or advanced for all other out-of-pocket expenses reasonably incurred in performing the duties and responsibilities set forth in the Deferred Prosecution Agreement, including but not limited to travel, private and commercial air transportation, meals, telephone, and lodging expenses.
          NOW, THEREFORE, in consideration of the foregoing, and the respective agreements set forth herein, and intended to be legally bound hereby, Zimmer and AGCS agree as follows:
          A. Zimmer will pay AGCS a fixed monthly fee of $750,000 for engagement of AGCS’s Senior Leadership Group to perform the duties and responsibilities set forth in the Monitor Agreement and the Deferred Prosecution Agreement. This amount shall be due on the first business day of each month until the termination of this Agreement.
          B. Zimmer will also pay fees on an hourly basis for engagement of legal and business professionals, including but not limited to accountants, consultants, attorneys, and other professionals employed or engaged by AGCS or the Ashcroft Law Firm, LLC, to perform the duties and responsibilities set forth in the Monitor Agreement and the Deferred Prosecution Agreement. The hourly rates for professionals employed or engaged by AGCS or the Ashcroft

Law Firm, LLC will be as defined in Exhibit A, which is incorporated herein and attached hereto.
          C. Zimmer also agrees to reimburse and/or advance AGCS and the Ashcroft Law Firm, LLC for all other expenses incurred in connection with its performance of the duties and responsibilities set forth in the Monitor Agreement and the Deferred Prosecution Agreement, including but not limited to reasonable fees and disbursements to professionals and outside advisors engaged by AGCS or the Ashcroft Law Firm, LLC.
          D. Zimmer also agrees to reimburse and/or advance AGCS and the Ashcroft Law Firm, LLC for all other out-of-pocket expenses reasonably incurred in performing the duties and responsibilities set forth in the Monitor Agreement and the Deferred Prosecution Agreement. Such reimbursable expenses include but are not limited to transportation expenses, including both commercial and private aircraft transportation, as well as lodging, meals, telephone, and all other necessary expenses. Zimmer understands that the estimated monthly budget for such reimbursable expenses will average between $150,000 and $250,000 (but may exceed this range) and agrees that these budget estimates are approved.
          E. Zimmer understands and agrees that AGCS’s total estimated monthly budget, which includes the Ashcroft Law Firm, LLC, for all compensation, fees, and expenses will average between $1,550,000 and $2,900,000 (but may exceed this range). Zimmer further agrees that AGCS’s inclusion in the estimated monthly budget for the Ashcroft Law Firm, LLC satisfies the requirements of section 19. d under the Deferred Prosecution Agreement. Zimmer further agrees to make payment on monthly invoices submitted by AGCS within thirty (30) days of receipt.
          F. Zimmer understands and agrees that the estimated monthly budgets set forth above may need to be adjusted from time to time based on potential or actual changes in the scope of AGCS’s services, including the Ashcroft Law Firm, LLC, and/or the need to add additional professionals necessary to perform the duties and responsibilities set forth in the Monitor Agreement and the Deferred Prosecution Agreement.
          G. Zimmer also agrees to pay, reimburse, and/or advance AGCS and any professionals or consultants for work performed and expenses incurred prior to the execution of this Agreement. Zimmer further agrees that payments, reimbursements, and advancements to AGCS for work performed prior to the execution this Agreement shall be paid in the manner and amounts set forth in Paragraphs A through F above. Additionally, Zimmer agrees that the work performed prior to the execution of this agreement was reasonable and necessary under the Monitor Agreement and the Deferred Prosecution Agreement, and Zimmer will make payment on invoices for such work within thirty (30) days of receipt.
          IN WITNESS THEREOF, Zimmer and AGCS have executed this Agreement as of the date first written above.

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THE ASHCROFT GROUP CONSULTING SERVICES, LLC
By:	/s/ Stacy W. Taylor
	Name:	Stacy W. Taylor
	Title:	President

ZIMMER HOLDINGS, INC., parent company of ZIMMER, INC.
By:	/s/ Chad F. Phipps
	Name:	Chad F. Phipps
	Title:	SVP, General Counsel & Secretary

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EXHIBIT A
The Ashcroft Group Consulting Services, LLC — Hourly Billing Rates

Personnel	Rates
Senior Advisor	$695-895/hour
Senior Manager	$550-795/hour
Senior Associate	$350-550/hour
Associate	$250-325/hour
Non-professional support	$50-150/hour
The Ashcroft Law Firm, LLC — Hourly Billing Rates

Personnel	Rates
Senior Counsel	$695-895/hour
Counsel/Senior Associate	$495-695/hour
Associate	$295-495/hour
Paralegal	$95-195/hour
Administrative	$50-175/hour

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